77Q1(e)(2)


Amendment No. 1 to Management Agreement with
American Century Investment Management, Inc., effective as of April 10, 2017 (filed electronically as Exhibit (d)(6) to Post-Effective Amendment No. 91 to the Registration Statement of the Registrant on April 7, 2017, File No. 33-19589, and incorporated herein by reference).